UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
KOLORFUSION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28351	84-1317836

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16075 E. 32nd Ave. Suite A Aurora, CO.	80011

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 340-9994
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 10, 2010 (the “Settlement Date”), Kolorfusion International, Inc. (“Kolorfusion” or the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) to resolve litigation brought against the Company which is captioned Revere-Flex, LLC, f/k/a Spiral LT Flex, LLC v. Kolorfusion International, Inc., et al., which was filed in 2008 in Arapahoe County, Colorado, District Court (Case Number 2008CV1311). Under the Settlement Agreement the parties agreed to dismiss the litigation, enter into mutual releases, and the Company agreed to issue 5,384,615 shares of its restricted common stock to Reginald Fowler (the owner of Revere-Flex). Mr. Fowler agreed to surrender any rights that he might have under that certain Preferred Stock Series [C-1] Securities Purchase Agreement, dated March 31, 2006 (“Securities Purchase Agreement”), wherein Mr. Fowler agreed, among other things, to invest $600,000 in Kolorfusion, and wherein Kolorfusion agreed, among other things, to issue to Mr. Fowler 1,076,923 Preferred Shares denominated as C-1 Convertible Preferred Shares (the “Preferred Shares”). Mr. Fowler invested the $600,000 in 2006. The litigation involved counterclaims involving whether the investment was ever made or available to the Company, but those claims, as with the entire litigation, have been resolved in the Settlement Agreement.
Item 3.02 Unregistered Sales of Equity Securities
To complete its obligations under the Settlement Agreement described in Item 1.01, above, on the Settlement Date the Company issued 5,384,615 shares of its restricted common stock to Reginald Fowler. The transaction was not registered under the Securities Act of 1933. The following sets forth information required by Item 701 of Regulation S-K:
(a)	The sale occurred on the Settlement Date as defined in Item 1.01, above. The transaction involved the issuance of issue 5,384,615 shares of the Company’s common stock.

(b)	There were no underwriters involved in the transaction. The sale occurred to a single person, Reginald Fowler.

(c)	The securities were not sold for cash. The shares were issued in consideration of the settlement of litigation.

(d)	The securities were sold pursuant to the exemption from registration under the Securities Act of 1933 found in Section 4(2) (for transactions not involving a public offering) and Section 4(6) (for transactions to an accredited investor). The Settlement Agreement did not involve any public advertising or general solicitation, occurred with a person who was previously a shareholder of the Company and had previously entered into business relationships with the Company, and who represented that he was an accredited investor.

(e)	Inasmuch as the securities involved were shares of common stock, there are no conversion or exercise rights associated with those securities.

(f)	Inasmuch as the Company received no cash proceeds from the Settlement Agreement, there is no use of proceeds to be disclosed.
Item 8.01 Other Events
The Company has not been able to file its periodic reports required under Section 13(a) of the Securities Exchange Act of 1934 since 2008 because of a lack of financing necessary to retain professionals needed to conduct the necessary investigation, to compile the information, and to prepare the reports. Certain other reports may not have been filed timely. Current management is continuing to attempt to resolve all issues, but cannot offer any prediction when (or if) it will be able to file the necessary reports.
Among other issues, Computershare Trust Company, formerly the Company’s transfer agent, has placed the Company on an inactive status and is no longer serving as the Company’s transfer agent or registrar. The Company is attempting to make arrangements with the transfer agent, but to date has not been successful in doing so. Consequently, the Company does not have any entity serving as its transfer agent and the Company is not able to serve in the capacity as transfer agent.
Based on certain information received from various sources, the Company believes that, before the issuance of the shares to Mr. Fowler described above, there were 24,309,540 shares of common stock outstanding (with 100,000,000 shares of common stock authorized). There are 10,000,000 shares of preferred stock authorized and, as a result of the Settlement Agreement, no shares of preferred stock outstanding. While the Company has no basis to believe that the foregoing information is incorrect, the Company has not been able to verify its accuracy or completeness through an audit or other means.
The Company believes that even before the issuance to Mr. Fowler as a result of the Settlement Agreement, he owned 864,000 shares of the Company’s common stock, and that information is consistent with other information available to the Company. As a result of the issuance of the shares pursuant to the Settlement Agreement and based on the preceding information there will be 29,694,155 shares of the Company’s common stock and Mr. Fowler will own 6,248,615 shares (21.2%). The Company does not know whether Mr. Fowler owns any additional shares in street name.
While the Company has not been able to complete the investigation or audit necessary to confirm the accuracy of the following information, as of the date of this report the Company believes that the following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock by each shareholder believed to be the beneficial owner of more than 5% of Kolorfusion’s common stock and by each of Kolorfusion’s current directors and executive officers. To the knowledge of the Company, each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

	Amount and Nature of
Name of Beneficial Owner and title	Beneficial Ownership (7)	Percent of Class (7)
Thomas Gerschman, director and CEO (1,2)	2,046,875	6.9%
Thomas LeFort, director and CFO (1)	0	0.0%
Phillipe Nordmann, shareholder (3)	10,611,690	35.7%
Stephen Nagel, shareholder (4)	4,711,000	15.9%
Reginald Fowler, shareholder (5)	6,284,615	21.2%
Michel Mulliez, shareholder (6)	2,226,554	7.5%

(1)	The address for all management is 16075 E. 32nd Ave #A, Aurora, Colorado 80011.

(2)	Includes: (i) 46,875 shares of restricted common stock; (ii) shares underlying options to purchase 500,000 shares of our common stock at an exercise price of $0.375 per share expiring on May 1, 2010; (iii) shares underlying options to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share expiring on May 1, 2011; (iv) shares underlying options to purchase 500,000 shares of our common stock at an exercise price of $0.75 per share expiring on May 1, 2012; and (v) shares underlying options to purchase 500,000 shares of our common stock at an exercise price of $1.00 per share expiring on May 1, 2013.

(3)	The address for Mr. Nordmann is c/o Maus Freres S.A., 6, Rue Cornavin, CH-1211 Geneva 1, Switzerland.

(4)	The Company’s last known address for Stephen Nagel is P.O. Box 2078, Parker, CO 80134.

(5)	The address for Mr. Fowler is c/o Gregory R. Stross, Esq., The Construction Law Group at Lee & Associates, LLC, 1444 Blake Street, Denver, CO 80202.

(6)	M. Mulliez owns 760,369 shares directly and an additional 1,466,185 shares through a Swiss entity, Cimofin S.A. , which he controls. The address for Mr. Mulliez is 122 Route de Jussy CH-1226 Thonex, Switzerland.

(7)	The share ownership and percentage information is based on information that the Company believes to be accurate, but which the Company has not been able to audit or otherwise confirm to the necessary degree of accuracy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOLORFUSION INTERNATIONAL, INC.
March 16, 2010	By:	/s/ Thomas Gerschman
Chief Executive Officer